UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2005

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 5300, Dallas, Texas	75202

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 647-0415

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

     This Current Report on Form 8-K discloses in response to the Items of Form 8-K set forth below the consummation on January 21, 2005 of the restructuring of GAINSCO, INC., a Texas corporation (the “Company”), described in the Company’s Proxy Statement dated December 22, 2004 (the “Proxy Statement”) previously filed with the Commission relating to the Special Meeting of Shareholders of the Company held on January 18, 2005 (the “Shareholder Meeting”). At the Shareholder Meeting the restructuring received Shareholder Approval (as defined in the Proxy Statement and in Item 8.01 below of this Report). Terms defined in the Proxy Statement are used in this Report with the same meaning unless otherwise defined herein.

     As described in the Proxy Statement, on August 27, 2004 the Company entered into agreements with the holders of its Preferred Stock and another investor providing for a recapitalization of the Company, subject to Shareholder Approval. The agreements were with Goff Moore Strategic Partners, L.P. (“GMSP”), then holder of the Company’s Series A and Series C Preferred Stock and approximately 5% of the outstanding Common Stock; Robert W. Stallings, the Chairman of the Board and then holder of the Company’s Series B Preferred Stock; and First Western Capital, LLC, a limited liability company that was a consultant to a subsidiary of the Company and is owned by James R. Reis.

     The recapitalization, which closed on January 21, 2005, substantially reduced the Company’s existing Preferred Stock redemption obligations and resulted in cash proceeds to the Company of approximately $8.7 million (before an estimated $2 million in transaction costs and approximately $3.4 million used to redeem the Series C Preferred Stock). As part of the Company’s recapitalization closed on January 21, 2005:

•	13,500 shares (redemption price of $13.5 million) of the 31,620 shares of Series A Preferred Stock held by GMSP (called for redemption on January 1, 2006 at a redemption price of approximately $31.6 million) were exchanged for 19,125,612 shares of Common Stock. The remaining 18,120 shares of Series A Preferred Stock (called for redemption in 2006 with a redemption price of approximately $18.1 million) become redeemable at the option of the holders commencing January 1, 2011, and are now entitled to receive cash dividends at the rate of 6% per annum until January 1, 2006 and 10% per annum thereafter until redemption. Those 18,120 shares of Series A Preferred Stock remain outstanding and convertible into 3,552,941 shares of Common Stock at $5.10 per share, continue to be entitled to vote on an as-converted basis, and remain redeemable at the option of the Company commencing June 30, 2005 at a price equal to stated value plus accrued dividends;

•	The Company exercised its option to purchase all of the outstanding shares of Series C Preferred Stock for approximately $3.4 million from the proceeds of the sale of Common Stock in the recapitalization;

•	The expiration date of GMSP’s Series B Warrant to purchase 1,550,000 shares of Common Stock for $2.5875 per share was extended to January 1, 2011; and

•	The investment management agreements of the Company and its insurance company subsidiaries with GMSP were terminated.

     Also as part of the closing of the recapitalization on January 21, 2005, (i) Mr. Stallings acquired 13,459,741 shares of Common Stock in exchange for $4,629,042.44 cash, his 3,000 shares of outstanding Series B Preferred Stock and his warrant expiring March 23, 2006 to purchase 1,050,000 shares of Common Stock for $2.25 per share; and (ii) First Western Capital, LLC acquired 6,729,871 shares of Common Stock in exchange for $4,037,922.60 in cash.

     As a result of consummating the restructuring more fully described elsewhere in this Report, the number of shares of Common Stock outstanding has increased from 21,169,736 to 61,084,960 after closing of the restructuring. There also remain outstanding 18,120 shares of Series A Preferred Stock.

     In the restructuring, Mr. Stallings became executive Chairman of the Board of the Company and Mr. Reis became Executive Vice President of the Company with responsibility for risk management. Glenn W. Anderson remains as the Company’s President and Chief Executive Officer. As a result of the closing of the recapitalization, the employment and compensation arrangements for Messrs. Stallings, Reis and Anderson described in the Proxy Statement and referenced in Item 5.02 below became operative.

     Statements made in this Report that are qualified with words such as “would,” etc. are forward-looking statements. Readers are cautioned that important factors, representing certain risks and uncertainties, could cause actual events to differ materially from those contained in the forward-looking statements. Please refer to the Company’s recent Commission filings for further information regarding factors that could affect the Company’s results.

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     As previously disclosed in the Proxy Statement and in a Current Report on Form 8-K filed with the Commission on August 30, 2004, the Company has entered into the following six material definitive agreements, each of which was made on and dated August 27, 2004 and which together constituted a comprehensive plan for the restructuring of the Company:

(1)	Securities Exchange Agreement between GMSP and the Company (the “GMSP Exchange Agreement”);

(2)	Stock Investment Agreement between Robert W. Stallings and the Company (the “Stallings Investment Agreement”);

(3)	Stock Investment Agreement between First Western Capital, LLC, a limited liability company of which James R. Reis is the sole member and manager (“Reis LLC”) (the “Reis Investment Agreement”);

(4)	Employment Agreement between the Company and Robert W. Stallings (the “Stallings Employment Agreement”);

(5)	Employment Agreement between the Company and James R. Reis (the “Reis Employment Agreement”); and

(6)	Waiver and First Amendment to Employment Agreement between Glenn W. Anderson and the Company (the “Anderson Amendment”).

     The agreements referenced in (1), (2) and (3) above relate to the recapitalization of the Company and are referred to herein as the “recapitalization agreements.” The agreements referenced in (4), (5) and (6) above relate to the employment and compensation of key executives of the Company and are referred to herein as the “employment agreements.” The recapitalization agreements and the employment agreements are referred to collectively as the “restructuring agreements.” The background and material terms of the restructuring agreements are described in the Proxy Statement, and those descriptions are incorporated into this Report by this reference. The approval of each of the restructuring agreements represented a separate “Proposal” which was voted upon and approved at the Shareholder Meeting. See the Proxy Statement and Item 8.01 below.

     On January 21, 2005, in the consummation of the recapitalization described in Item 7.01 below and as provided in Section 8.11 of the GMSP Exchange Agreement and Exhibit A thereto, the Series B Warrant held by GMSP entitling GMSP to purchase 1,550,000 shares of Common Stock for $2.5875 per share was amended to extend its expiration date to January 1, 2011.

     GMSP is managed through its managing general partner, of which John C. Goff and Hugh M. Balloch are the Managing Principals. Messrs. Goff and Balloch both, directly or indirectly, hold partnership interests in GMSP. Mr. Goff has served as a director of the Company since 1997 and Mr. Balloch served as a director of the Company from 2002 through his voluntary resignation effective January 21, 2005.

     Also on January 21, 2005, in the consummation of the recapitalization described in Item 7.01 below and as provided in Section 3(b) of the Anderson Amendment, the Company and Glenn W. Anderson, its President and Chief Executive Officer and a director, entered into a Restricted Stock Agreement pursuant to which Mr. Anderson was granted 400,000 shares of Common Stock, subject to certain forfeiture conditions. Pursuant to Section 3(a) of the Anderson Amendment, Mr. Anderson also was granted 200,000 shares of Common Stock which were not subject to forfeiture conditions.

Item 1.02 Termination of a Material Definitive Agreement.

     Upon the consummation of the recapitalization on January 21, 2005 and by operation of Section 6.5 of the GMSP Exchange Agreement, the investment management agreements of the Company and its insurance company subsidiaries with GMSP were terminated, as well as the agreements between the Company and GMSP pursuant to which the Series A Preferred Stock and the Series C Preferred Stock were issued.

     Also upon consummation of the restructuring and by operation of Section 7 of the Stallings Employment Agreement and Section 7 of the Reis Employment Agreement, the respective Consulting Agreements of the Company and its subsidiaries with Mr. Stallings and with Reis LLC terminated.

     The terms of these agreements that were terminated in the recapitalization, and related circumstances, costs and relationships, are described in the Proxy Statement, and those descriptions are incorporated herein by this reference.

Section 2—Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

     See Item 1.01 above and Item 7.01 below.

Section 3—Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

     As more particularly described elsewhere in this Report, on January 21, 2005 the Company (i) issued pursuant to Section 2.1 of the GMSP Exchange Agreement 19,125,612 shares of Common Stock to GMSP in exchange for 13,500 shares of the 31,620 shares of the Company’s Series A Preferred Stock; (ii) issued pursuant to Section 2.1 of the Stallings Investment Agreement 13,459,741 shares of Common Stock to Mr. Stallings in exchange for $4,629,042.44 in cash, all of the 3,000 shares of outstanding Series B Preferred Stock owned by Mr. Stallings and his warrant expiring March 23, 2006 to purchase 1,050,000 shares of Common Stock for $2.25 per share; and (iii) issued pursuant to Section 2.1 of the Reis Investment Agreement 6,729,871 shares of Common Stock to Reis LLC in exchange for $4,037,922.60 cash.

     Also, on January 21, 2005 pursuant to the Anderson Amendment, the Company granted to Mr. Anderson 400,000 shares of restricted Common Stock subject to forfeiture conditions and 200,000 shares of Common Stock not subject to forfeiture conditions.

     The Company believes that the issuance of the securities to GMSP, Mr. Stallings, Reis LLC and Mr. Anderson is exempt from registration under the Securities Act of 1933, as amended, by Section 4(2) thereof and Rule 506 of Regulation D promulgated by the Commission thereunder. To facilitate compliance with applicable securities laws, the subject securities are subject to the transfer restrictions provided in the respective restructuring agreements pursuant to which they were issued and the certificates evidencing the securities bear the legends restricting transfer specified in the respective agreements.

Item 3.03 Material Modifications to Rights of Security Holders.

     Pursuant to Section 8.12 of the GMSP Exchange Agreement and Exhibit B thereto, the terms of the 18,120 shares of Series A Preferred Stock held by GMSP after the restructuring were amended on January 21, 2005 to entitle the Series A Preferred Stock to (i) receive cash dividends at the rate of 6% per annum until December 31, 2005, and 10% per annum thereafter until redemption, and (ii) become redeemable at the option of the holder commencing on January 1, 2011. The 18,120 shares of Series A Preferred Stock remain convertible into 3,552,941 shares of Common Stock at a conversion price of $5.10 per share, continue to vote on an as-converted basis, and remain redeemable at the Company’s option beginning June 30, 2005 at a price equal to stated value plus accrued dividends.

     Section 6.14 of the GMSP Exchange Agreement provides that from the consummation of the recapitalization on January 21, 2005 until January 21, 2007, GMSP is contractually obligated to vote its shares of Series A Preferred Stock in respect of each matter submitted to the shareholders of the Company in proportion to the vote of all shares of Common Stock voted on such matter such that the vote of the shares of Series A Preferred Stock will have no effect on the outcome of any proposal submitted to the holders of the Common Stock during this two-year period. Section 6.14 of the GMSP Exchange Agreement also generally provides that GMSP agrees not to become the beneficial owner of more than 37.5% of the outstanding Voting Stock during this two-year period.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective January 21, 2005 and as contemplated in the Proxy Statement, in conjunction with the consummation of the recapitalization described in Item 7.01 below, Hugh M. Balloch voluntarily resigned from the Company’s Board of Directors and not as a result of any disagreement with the Company.

     Upon closing of the recapitalization and by virtue of their respective employment agreements described in the Proxy Statement, (i) Mr. Stallings became executive Chairman of the Board of the Company and in that capacity is entitled to receive an annual salary equal to $300,000 and a bonus generally equal to approximately 5% of the consolidated income before Federal income tax and interest expense (“EBIT”) of the Company; (ii) Mr. Reis became Executive Vice President of the Company with responsibility for risk management and in that capacity is entitled to receive an annual salary equal to $200,000 and a bonus generally equal to approximately 2.5% of the EBIT of the Company; and (iii) Mr. Anderson remains as the Company’s President and Chief Executive Officer at his current annual salary of $340,000 and is entitled to a bonus generally equal to approximately 2% of the EBIT of the Company and also received a grant of 600,000 shares of Common Stock, 400,000 of which are subject to certain forfeiture conditions. The employment agreements of Messrs. Stallings, Reis and Anderson, and their relationships to the Company, are described in the Proxy Statement, and those descriptions are incorporated into this Report by this reference.

Section 7—Regulation FD

Item 7.01. Regulation FD Disclosure.

     The recapitalization substantially reduced the Company’s existing Preferred Stock redemption obligations and resulted in cash proceeds to the Company of approximately $8.7 million (before an estimated $2 million in transaction costs and approximately $3.4 million used to redeem the Series C Preferred Stock). As part of the Company’s recapitalization closed on January 21, 2005:

•	13,500 shares (redemption price of $13,500,000) of the 31,620 shares of Series A Preferred Stock held by GMSP (called for redemption on January 1, 2006 at a redemption price of $31,620,000) were exchanged pursuant to Section 2.1 of the GMSP Exchange Agreement for 19,125,612 shares of Common Stock. The remaining 18,120 shares of Series A Preferred Stock (called for redemption in 2006 with a redemption price of $18,120,000) become redeemable at the option of the holders commencing January 1, 2011, and are now entitled to receive cash dividends at the rate of 6% per annum until January 1, 2006 and 10% per annum thereafter until redemption. Those 18,120 shares of Series A Preferred Stock remain outstanding and convertible into 3,552,941 shares of Common Stock at $5.10 per share, continue to be entitled to vote on an as-converted basis, and remain redeemable at the option of the Company commencing June 30, 2005 at a price equal to stated value plus accrued dividends. See Section 8.12 of the GMSP Exchange Agreement;

•	The expiration date of GMSP’s Series B Warrant to purchase 1,550,000 shares of Common Stock for $2.5875 per share was extended to January 1, 2011 pursuant to Section 8.11 of the GMSP Exchange Agreement;

•	The investment management agreements of the Company and its insurance company subsidiaries with GMSP were terminated pursuant to Section 6.5(b) of the GMSP Exchange Agreement; and

•	The Company exercised its option provided in Section 6.15 of the GMSP Exchange Agreement to purchase all of the 3,000 outstanding shares of Series C Preferred Stock from GMSP, as part of the recapitalization and from the proceeds of the sale of Common Stock in the recapitalization, for a purchase price equal to $3,448,951.68 consisting of the sum of (i) $2,748,769.96 representing the $3,000,000 principal amount thereof, discounted from March 23, 2006 to the January 21, 2005 date of purchase at a discount rate of 8% per annum, (ii) $33,333.33 representing the aggregate amount of dividends accrued but unpaid on the Shares at the date of purchase and (iii) $666,848.39 representing dividends that would accrue from the date of purchase until March 23, 2006, discounted from the date each such accrued dividend would first become payable to the date of purchase at a discount rate of 8% per annum.

     Also as part of the recapitalization, Mr. Stallings acquired pursuant to Section 2.1 of the Stallings Investment Agreement 13,459,741 shares of Common Stock in exchange for $4,629,042.44 cash, his 3,000 shares of outstanding Series B Preferred Stock and his warrant expiring March 23, 2006 to purchase 1,050,000 shares of Common Stock for $2.25 per share. The $4,629,042.44 paid by Mr. Stallings for Common Stock pursuant to Section 2.1 of the Stallings Investment Agreement represented the difference of (i) $8,075,844.60 less (ii) the Series B Exchange Value that is an amount equal to the sum of (x) $2,747,114.90, which is the $3,000,000 stated value of the Series B Preferred Stock, discounted from March 23, 2006 (the date on which the Series B Preferred Stock first became redeemable at the option of the Company) to the January 18, 2005 date of the Shareholder Meeting at a discount rate of 8% per annum, (y) $28,333.33 representing the aggregate amount of dividends accrued but unpaid at the January 18, 2005 date of the Shareholder Meeting, and (z) $671,353.92 representing dividends that would accrue from the January 18, 2005 date of the Shareholder Meeting until March 23, 2006, discounted from the date each such unaccrued dividend would first become payable to the January 18, 2005 date of the Shareholder Meeting at a discount rate of 8% per annum. Mr. Stallings received a $52,666.67 fee from the Company pursuant to Section 9.3(a) of Stallings Investment Agreement.

     As a further part of the recapitalization, Reis LLC acquired pursuant to Section 2.1 of the Reis Investment Agreement 6,729,871 shares of Common Stock in exchange for $4,037,922.60 in cash. Mr. Reis received a $26,333.34 fee from the Company pursuant to Section 9.3(a) of the Reis Investment Agreement.

     Section 6.14 of the Stallings Investment Agreement and Section 6.14 of the Reis Investment Agreement both generally provide that Messrs. Stallings and Reis will not become, in the aggregate, the beneficial owners of more than 37.5% of the outstanding Voting Stock prior to January 21, 2007.

Section 8—Other Events

Item 8.01. Other Events.

     On January 18, 2005, the Company held a Shareholder Meeting at which each of the six Proposals set forth in the Proxy Statement, which together constituted a single, unified plan for the restructuring of the Company, were approved by the affirmative vote of both (x) the holders of not less than a majority of the outstanding Voting Stock (including shares of Voting Stock held by Interested Shareholders) present in person or by proxy at the Special Meeting and voting for or against, or expressly abstaining from voting on, the applicable Proposal and (y) the holders of not less than a majority of the outstanding Common Stock (excluding all shares of Voting Stock held by Interested Shareholders) present in person or by proxy at the Special Meeting and voting for or against the applicable Proposal (the approval by the shareholder votes provided in both (x) and (y) preceding is referred to in the Proxy Statement and this Report as “Shareholder Approval”). As used herein and in the Proxy Statement, (a) “Interested Shareholders” means (i) GMSP, (ii) Mr. Stallings, (iii) any of the directors or executive officers of the Company and (iv) any other person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with any person or entity referenced in clauses (i), (ii) or (iii), and (b) “Voting Stock” means the Common Stock which is entitled to one vote per share and the Series A Preferred Stock and the Series B Preferred Stock, which were each entitled to one vote per share of Common Stock into which they were convertible. At the close of business on December 13, 2004, which was the record date for the Shareholder Meeting, there were outstanding (i) 21,169,736 shares of Common Stock; (ii) 31,620 shares of Series A Preferred Stock, which were convertible into an aggregate of 6,200,000 shares of Common Stock; and (iii) 3,000 shares of Series B Preferred Stock, which were convertible into an aggregate of 1,333,333 shares of Common Stock. The Series A Preferred Stock and the Series B Preferred Stock were entitled to vote as one class with the Common Stock on an as-converted basis. Shareholder Approval of the Proposals was required by the Board Directors and the recapitalization agreements rather than applicable law. The six Proposals voted upon at the meeting and votes cast with respect to each such Proposal were as follows:

	FOR	AGAINST	ABSTAIN
Proposal One: Approval of the GMSP Exchange Agreement and the transactions contemplated therein
All Voting Stock	22,069,820	1,246,199	3,812
Common Stock (excluding shares held by Interested Shareholders)	12,656,348	1,246,199	3,812

Proposal Two: Approval of the Stallings Investment Agreement and the transactions contemplated therein
All Voting Stock	22,064,420	1,251,599	3,812
Common Stock (excluding shares held by Interested Shareholders)	12,650,948	1,251,599	3,812

Proposal Three: Approval of the Reis Investment Agreement and the transactions contemplated therein
All Voting Stock	22,064,420	1,251,599	3,812
Common Stock (excluding shares held by Interested Shareholders)	12,650,948	1,251,599	3,812

	FOR	AGAINST	ABSTAIN
Proposal Four: Approval of the Stallings Employment Agreement and the transactions contemplated therein
All Voting Stock	22,009,630	1,306,422	3,779
Common Stock (excluding shares held by Interested Shareholders)	12,596,158	1,306,422	3,779

Proposal Five: Approval of the Reis Employment Agreement and the transactions contemplated therein
All Voting Stock	22,009,031	1,307,021	3,779
Common Stock (excluding shares held by Interested Shareholders)	12,595,559	1,307,021	3,779

Proposal Six: Approval of the Anderson Amendment and the transactions contemplated therein
All Voting Stock	21,915,063	1,400,989	3,779
Common Stock (excluding shares held by Interested Shareholders)	12,501,591	1,400,989	3,779

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

     Exhibits. The following Exhibits have been filed as a part of this Report:

Exhibit
Number	Description of Exhibit
4.1	Articles of Amendment to the Statement of Resolution Establishing and Designating the Series A Convertible Preferred Stock of GAINSCO, INC. filed with the Secretary of State of Texas on January 21, 2005.(1)

10.1	Securities Exchange Agreement dated as of August 27, 2004 between the Company and GMSP.(2)

10.2	Stock Investment Agreement dated as of August 27, 2004 between the Company and Robert W. Stallings.(2)

10.3	Stock Investment Agreement dated as of August 27, 2004 between the Company and Reis LLC.(2)

10.4	Letter agreement dated as of August 27, 2004 between the Company and James R. Reis.(2)

10.5	Employment Agreement dated as of August 27, 2004 between the Company and Robert W. Stallings.(2)

10.6	Employment Agreement dated as of August 27, 2004 between the Company and James R. Reis.(2)

Exhibit
Number	Description of Exhibit
10.7	Waiver and First Amendment to Employment Agreement dated as of August 27, 2004 between the Company and Glenn W. Anderson. (2)

10.8	Change in Control Agreement dated as of August 27, 2004 between the Company and Glenn W. Anderson.(2)

10.9	Agreement dated as of October 4, 2004 among the Company, GMSP, Robert W. Stallings, Reis LLC, James R. Reis and Glenn W. Anderson.(3)

10.10	Second Amendment to Series B Common Stock Purchase Warrant dated as of January 21, 2005 between the Company and GMSP (1)

10.11	Restricted Stock Agreement dated as of January 21, 2005 between the Company and Glenn W. Anderson. (1)

99.1	Press Release dated January 18, 2005. (1)

99.2	Press Release dated January 21, 2005. (1)

(1)	Filed herewith.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed August 30, 2004 and incorporated herein by this reference.

(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed October 4, 2004 and incorporated herein by this reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.
/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED: January 24, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Articles of Amendment to the Statement of Resolution Establishing and Designating the Series A Convertible Preferred Stock of GAINSCO, INC. filed with the Secretary of State of Texas on January 21, 2005.(1)

10.1	Securities Exchange Agreement dated as of August 27, 2004 between the Company and GMSP.(2)

10.2	Stock Investment Agreement dated as of August 27, 2004 between the Company and Robert W. Stallings.(2)

10.3	Stock Investment Agreement dated as of August 27, 2004 between the Company and Reis LLC.(2)

10.4	Letter agreement dated as of August 27, 2004 between the Company and James R. Reis.(2)

10.5	Employment Agreement dated as of August 27, 2004 between the Company and Robert W. Stallings.(2)

10.6	Employment Agreement dated as of August 27, 2004 between the Company and James R. Reis.(2)

10.7	Waiver and First Amendment to Employment Agreement dated as of August 27, 2004 between the Company and Glenn W. Anderson. (2)

10.8	Change in Control Agreement dated as of August 27, 2004 between the Company and Glenn W. Anderson.(2)

10.9	Agreement dated as of October 4, 2004 among the Company, GMSP, Robert W. Stallings, Reis LLC, James R. Reis and Glenn W. Anderson.(3)

10.10	Second Amendment to Series B Common Stock Purchase Warrant dated as of January 21, 2005 between the Company and GMSP (1)

10.11	Restricted Stock Agreement dated as of January 21, 2005 between the Company and Glenn W. Anderson. (1)

99.1	Press Release dated January 18, 2005. (1)

99.2	Press Release dated January 21, 2005. (1)

(1)	Filed herewith.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed August 30, 2004 and incorporated herein by this reference.

(3)	Previously filed as an exhibit to the Company; Current Report on Form 8-K filed October 4, 2004 and incorporated herein by this reference.